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                                                                  Exhibit(h)(32)
                          SUB TRANSFER AGENCY AGREEMENT

     AGREEMENT made as of December 16, 2003 by and between Vertical Management Systems, Inc. ("Recordkeeper"), One Group Mutual Funds (the "Trust") and Banc One Investment Advisors Corporation.

     WHEREAS, the Trust desires to enter into a Sub Transfer Agency Agreement pursuant to which the Trust will retain the Recordkeeper to perform certain recordkeeping and accounting services and functions with respect to transactions in Trust shares ("Shares") of available Funds, as set forth in Exhibit A, made by or on behalf of participants in non-qualified deferred compensation plans sponsored by the respective participant's employer and obtained through Bank One Corporation or any of its affiliates or subsidiaries (the "Plans"), and with respect to holdings of Shares maintained by or on behalf of such participants, when with respect to the Trust such Plans each maintain with the Trust's transfer agent ("Transfer Agent") a single master shareholder account; and

     NOW, THEREFORE, in consideration of the following premises and mutual covenants, the parties agree as follows:

1.   Services Provided by The Recordkeeper

     When and to the extent requested by the Trust, the Recordkeeper agrees to perform recordkeeping and account services and functions with respect to transactions in Shares made by or on behalf of participants in the Plan ("Participants"), and with respect to holding of Shares maintained by or on behalf of Participants, when with respect to the Trust the Plan maintains with the Transfer Agent Plan level shareholder accounts. To the extent requested, the Recordkeeper will provide the following services:

     A. Maintain separate records for each Participant reflecting Shares purchased, redeemed and exchanged on behalf of such Participant and outstanding balances of Shares owned by or for the benefit of such Participant.

     B. Prepare and transmit to Plan and/or its Participants periodic account statements indicating the number of shares of the Trust owned by or for the benefit of Participants and purchases, redemptions and exchanges made on behalf of Participants.

     C. With respect to the Plan, aggregate all purchase, redemption and exchange orders made by or on behalf of the Plan's Participants and transmit instructions based on such aggregate orders ("Instructions") to the Transfer Agent for acceptance.

     D. Provide to the Trust, the Transfer Agent and/or other parties designated by them such other information relating to transactions in and holdings of Shares by or on behalf of Participants as is reasonably requested.

     E. As agreed upon with the Trust, deliver or arrange for the delivery of appropriate documentation in connection with orders.

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2.   Appointment as Agent For Limited Purpose

     The Recordkeeper shall be deemed the agent of the Trust for the sole and limited purpose of receiving purchase, redemption and exchange orders from Participants and transmitting corresponding instructions to the Transfer Agent in accordance with the procedures outlined in Exhibit B. Except as provided specifically herein, neither the Recordkeeper nor any person to which the Trust may delegate any of its duties hereunder shall be or hold itself out as an agent of the Transfer Agent or the Trust.

3.   Appointment of Agents

     The Trust hereby acknowledges and agrees that, at the expense of Recordkeeper, the Recordkeeper may appoint a third party as its agent, including affiliates of Recordkeeper ("the Recordkeeper's Agent") to provide the services hereunder, including, to the extent required hereunder, plan-level and participant-level recordkeeping, data processing, data entry, maintenance of records, client contact and client servicing, publication and assembly of reports, accounting, distribution administration, bookkeeping and tax reporting services, safekeeping, custody, brokerage and clearing agency services with respect to the Plans. The Recordkeeper shall be fully responsible to the Trust for the acts and omissions of each Recordkeeper's Agent as Recordkeeper is for its own acts and omissions.

4.   Recordkeeper Acts as Agent for its Customers.

     The parties agree that in each transaction in the Shares of any Fund and with regard to any services rendered pursuant to this Agreement:

     (a)  Recordkeeper is acting as agent for the Plans;

     (b)  The Plans are for all purposes the customers of Recordkeeper

     (c)  Each transaction is initiated solely upon the order of the Plans;

     (d) As between Recordkeeper and its customer, the customer will have full beneficial ownership of all Shares of the Funds;

     (e) Each transaction shall be for the account of the customer and not for Recordkeeper's account; and

     (f) Each transaction shall be without recourse to Recordkeeper provided that Recordkeeper acts in accordance with the terms of this Agreement.

Recordkeeper will offer and sell the Shares of the Funds only in accordance with the terms and conditions of the applicable thencurrent Prospectus and Statement of Additional Information ("SAI") and will make no representations not included in said Prospectus or SAI or in any authorized supplemental material supplied by the Trust. Recordkeeper shall not have any authority in any transaction to act as agent for the Trust, except as stated in Section 2 above.

                                       2

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5.   Representations of Recordkeeper

     The Recordkeeper agrees, represents and warrants that:

     A. It will forward Instructions within such time periods and to such parties as are specified by the Trust, the Transfer Agent, the Trust's prospectuses and applicable law and regulation.

     B. If and to the extent required under applicable federal and state securities laws and regulations, it is duly registered pursuant to such laws and regulations, it is not a "fiduciary" of any Plan as such term is defined in Section 3(21) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 the Internal Revenue Code of 1986, as amended (the "Code"), and the receipt of any fees by it from the Trust, and the corresponding reduction of fees payable to the Recordkeeper by the Plan (or by the P1an sponsor, according to Recordkeeper's agreement with the Plan) will not constitute a "prohibited transaction" for purposes of Title I of ERISA and Section 4975 of the Code.

     C. At all times during the term of this contract, the Recordkeeper will maintain errors and omissions coverage in an amount not less than $1,000,000 per occurrence, and in the aggregate. A certificate of insurance evidencing such coverage will be provided by the Recordkeeper to the Trust as soon as is practicable after commencement of this Agreement.

6.   Records and Reporting

     The Recordkeeper will maintain and preserve all records as required by law in connection with its provision of services under this Agreement. Upon the reasonable request of the Trust or the Transfer Agent, the Recordkeeper will provide copies of historical records relating to transactions involving the Trust and Participants, written communications regarding the Trust to or from participants, and other materials relating to the provision of services by the Recordkeeper under this Agreement. The Recordkeeper will comply with any reasonable request for such information and documents made by the Trust, or its board of Trustees or any governmental body or self-regulatory organization. The Recordkeeper agrees that, with respect to the Plans regarding which it is providing services under this Agreement, upon advance written notice, the Recordkeeper will permit the Trust, the Transfer Agent, or their representatives to have reasonable access to its personnel and records during normal business hours and at the expense of the Trust, Transfer Agent or their representative. Notwithstanding anything herein to the contrary, the Recordkeeper shall not be required to provide the names and addresses of Participants to the Transfer Agent or the Trust, unless applicable law or regulation otherwise requires.

                                       3

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7.   Delivery of Prospectuses and Reports to Customers

     Recordkeeper will deliver or cause to be delivered to each Participant, at or prior to the time of any purchase of Shares, a copy of the thencurrent prospectus of the Fund and, upon request by a customer or shareholder, a copy of the Fund's then current SAI. Recordkeeper agrees to deliver to Participants upon the request of the Trust, copies of amended prospectuses and to deliver or cause to be delivered to shareholders proxy solicitation materials and copies of the Funds' annual and semi-annual reports. The Trust, Transfer Agent or its representative will provide Recordkeeper with an adequate number of prospectuses, in electronic format and/or hard copy, for distribution to the Participants. Such delivery shall be at the expense of the Trust, Transfer Agent or its representative.

8.   Ability to Provide Services

The Recordkeeper agrees to notify the Trust promptly if for any reason it is unable to perform its obligations under this Agreement.

9.   Compensation

     A. In consideration of performance of the services by the Recordkeeper hereunder, the Trust will compensate the Recordkeeper at an annual rate of .15% of the average daily net assets of the Trust in Participants' accounts. The Trust shall pay a portion of the fee equivalent to $12.00 per participant account per year. Any remainder of the fee shall be paid by Banc One Investment Advisors Corporation out of its legitimate profits.

     B. The Recordkeeper will permit the Trust and their representatives (including counsel and independent accountants) with reasonable access to its records to enable the Trust to verify that the Recordkeeper's charges hereunder comply with the provisions of this Agreement. Such access shall include, but not be limited to, up to four on-site inspections of the Recordkeeper's records each calendar year. Such inspections shall be upon advance written notice, during normal business hours and at the expense of the Trust and their representatives.

     C. The Recordkeeper shall calculate the compensation due under this section 9 at the end of each quarter and shall send an invoice therefor to the Trust. Each invoice shall be accompanied by a statement setting forth the calculation of such compensation amount.

10.  Indemnification

     The Recordkeeper shall indemnify and hold harmless the Trust from and against any and all losses and liabilities that it may incur, including without limitation reasonable attorneys' fees, expenses and costs arising out of or related to the performance or non-performance of the Recordkeeper of its responsibilities under this Agreement, excluding, however, any such claims, suits, loss, damage or costs caused by, contributed to or arising from any non-compliance by the

                                       4

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Trust with its obligations under this Agreement, as to which the Trust as pertinent, shall indemnify, hold harmless and defend the Recordkeeper on the same basis as set forth above. The Trust shall also indemnify and hold harmless the Recordkeeper on the same basis as set forth above if any such claims, suits, loss, damage or costs are caused by, contributed to or arising from the alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

11.  Termination

     This Agreement may be terminated at any time by either party hereto upon ninety (90) days written notice to the other. The provisions of paragraphs 6 and 10 shall continue in full force and effect after termination of this Agreement.

12.  Anti-Money Laundering

     The Recordkeeper will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (i) obtain, verify, and retain information with regard to investor identification and source of investor funds, and (ii) to maintain records of all investor transactions. The Recordkeeper will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Trust with any requested information about investors and accounts in the event that the Trust shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, the Recordkeeper will notify the Trust of any concerns that the Recordkeeper may have in connection with any investor in the context of relevant anti-money laundering legislation/regulations.

13.  Limitation of Liability of the Trustees and Shareholders

     The names 'One Group Mutual Funds' and 'Trustees of One Group Mutual Funds' refer respectively to the Trust created and the Declaration of Trust dated May 23, 1985, as amended and restated February 18, 1999, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of 'One Group Mutual Funds' entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

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14.  Miscellaneous

     This Agreement represents the entire Agreement between the parties with regard to the matters described herein and may not be modified or amended except by written instrument executed by both parties. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. This Agreement is made and shall be construed under the laws of the Commonwealth of Pennsylvania. This Agreement supersedes all previous agreements and understandings between the parties with respect to its subject matter. If any provision of the Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of the Agreement shall not be affected thereby.

15.  Third Party Beneficiary

     This Agreement does not and shall not be construed to itself confer any rights whatsoever upon any person or entity except the parties to this Agreement, whether upon a theory of third party beneficiary or otherwise. Only the parties to this Agreement shall have any rights under or be entitled to enforce this Agreement.

16.  Notice

     Except as otherwise provided herein, any notice required or permitted to be given shall be given in writing and shall be addressed and delivered to the parties at the address set forth below, or such other address as may be designated in writing by either party.

To:  One Group Mutual Funds or Banc One Investment Advisors Corporation

     If via U.S. Mail:
     C/o One Group Administrative Services, Inc.
     P.O. Box 711235
     Columbus, OH 43271-1235
     Attention: Robert L. Young, Vice President

     If via any other means:
     C/o One Group Administrative Services, Inc.
     1111 Polaris Parkway
     OH1-1235, Suite 2-G/J/L
     Columbus, OH 43240
     Attention: Robert L. Young, Vice President

To:  Recordkeeper
     Vertical Management Systems
     --------------------------------
     2530 Plantation Center Drive
     --------------------------------
     Matthews, NC  28105
     --------------------------------
     Attention:  Paul Borrelli
     --------------------------------

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

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

     ONE GROUP MUTUAL FUNDS


     By:     /s/ Scott E. Richter
         --------------------------------------------

     Title:  Secretary
           ------------------------------------------


     BANC ONE INVESTMENT ADVISORS CORPORATION


     By:     /s/ David J. Kundert
         --------------------------------------------

     Title:  President and CEO
           ------------------------------------------


     VERTICAL MANAGEMENT SYSTEMS, INC. (Recordkeeper)


     By:     /s/ Paul Borrelli
         --------------------------------------------

     Title:  Vice President
           ------------------------------------------

                                       7

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                                    Exhibit A

List of available Funds:

                 One Group(R) Mutual Funds
--------------------------------------------------------
          FUND                                   Class A
--------------------------------------------------------
1.    Small Cap Growth                              X
--------------------------------------------------------
2.    Small Cap Value                               X
--------------------------------------------------------
3.    Mid Cap Growth                                X
--------------------------------------------------------
4.    Mid Cap Value                                 X
--------------------------------------------------------
5.    Diversified Mid Cap                           X
--------------------------------------------------------
6.    Large Cap Growth                              X
--------------------------------------------------------
7.    Large Cap Value                               X
--------------------------------------------------------
8.    Equity Income                                 X
--------------------------------------------------------
9.    Diversified Equity                            X
--------------------------------------------------------
10.   Balanced                                      X
--------------------------------------------------------
11.   Equity Index                                  X
--------------------------------------------------------
12.   Market Expansion Index                        X
--------------------------------------------------------
13.   International Equity Index                    X
--------------------------------------------------------
14.   Diversified International                     X
--------------------------------------------------------
15    Ultra Short-Term Bond                         X
--------------------------------------------------------
16.   Short-Term Bond                               X
--------------------------------------------------------
17.   Intermediate Bond                             X
--------------------------------------------------------
18.   Bond                                          X
--------------------------------------------------------
19.   Income Bond                                   X
--------------------------------------------------------
20.   Government Bond                               X
--------------------------------------------------------
21.   Treasury & Agency                             X
--------------------------------------------------------
22.   High Yield Bond                               X
--------------------------------------------------------
23.   Investor Growth                               X
--------------------------------------------------------
24.   Investor Growth & Income                      X
--------------------------------------------------------
25.   Investor Balanced                             X
--------------------------------------------------------
26.   Investor Conservative Growth                  X
--------------------------------------------------------
27.   Prime Money Market                            X
--------------------------------------------------------
28.   U.S. Treasury Securities Money Market         X
--------------------------------------------------------
29.   U.S. Government Securities Money Market       X
--------------------------------------------------------
30.   Mortgage-Backed Securities                    X
--------------------------------------------------------
31.   Market Neutral Fund                           X
--------------------------------------------------------

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                                    Exhibit B

Execution of Orders for Purchase and Redemption of Shares.

     (a) All orders for the purchase of any Shares shall be executed at the then-current public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share, in each case as described in the applicable Fund prospectus. Recordkeeper shall notify the Trust of any applicable deferred sales charges (contingent or otherwise), redemption fee, or similar charge or fee which will be deducted by the Trust prior to the transmission of the redemption proceeds to Recordkeeper's customers. Recordkeeper will pay the deducted fees and charges to the Trust. The Trust reserves the right to reject any purchase request in their sole discretion.

          The procedures relating to all orders will be subject to the terms of the prospectus of each Fund and the Trust's written instructions to Recordkeeper from time to time. Specifically,

          (i) orders to purchase and redeem shares received by Recordkeeper prior to the close of trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Time ("ET")) ("Market Close") on any day that a Fund is open for business ("Day 1") will be electronically transmitted to the Trust by 8:00 a.m., ET on the next day that the Fund is open for business ("Day 2")(such orders are referred to as "Day 1 Trades"); and

          (ii) orders to purchase and redeem shares received by Recordkeeper after the Market Close on Day 1, but prior to the Market Close on Day 2 ("Day 2 Trades") will be electronically transmitted to the Trust on the second day that a Fund is open for business following Day 1.

          (iii) If the Recordkeeper cannot electronically transmit Day 1 Trades by 8:00 a.m. on Day 2, Recordkeeper will transmit such orders by facsimile prior to the beginning of trading on the New York Stock Exchange (generally 9:30 a.m ET) ("Market Open") on Day 2.

     (b) Day 1 Trades will be effected at the NAV calculated as of the Market Close on Day 1 and Day 2 Trades will be effected at the NAV calculated as of the Market Close on Day 2. The Trust agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Trust prior to the Market Close on Day 1 for all purposes, including, without limitation, effecting distributions.

     (c) Payments for Shares shall be made as specified in the applicable Fund prospectus, (i.e., by wire directly to the Trust's Transfer Agent). If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, the Trust reserves the right, without notice, to cancel the sale and to hold Recordkeeper responsible for any loss sustained as a result thereof, including loss of profit.

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     (d)  Recordkeeper confirms that it will be considered One Group's agent for purposes of Rule 22c-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Recordkeeper may authorize such Recordkeeper's Agents as it deems appropriate to receive orders on One Group's behalf for purposes of Rule 22c-1 under the Investment Company Act. Recordkeeper shall be liable to One Group for each Recordkeeper's Agent's compliance with this Section (d) to the same extent as if Recordkeeper itself had acted or failed to act instead of the Recordkeeper's Agent. Recordkeeper acknowledges that it has:

          (i) adopted and implemented procedures reasonably designed to prevent orders received after the Market Close on any day that a Fund is open for business from being improperly aggregated with orders received prior to the Market Close; and

          (ii) determined that each Recordkeeper's Agent has adopted and implemented its own internal procedures reasonably designed to prevent orders received after the Market Close on any day that a Fund is open for business from being improperly aggregated with orders received prior to the Market Close.

                                       10